Exhibit 99.1

     VeriFone Reports First Quarter Fiscal 2010 Results

     SAN JOSE, CA, - March 2, 2010 – VeriFone Holdings, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions today announced financial results for the three months ended January 31, 2010.

     Net revenues for the three months ended January 31, 2010, were $223.4 million, compared to $217.8 million of net revenues in the previous quarter, and $214.0 million for the comparable period of 2009.

     Non-GAAP gross margins were 39.2%, for the three months ended January 31, 2010, compared to 37.9% in the prior quarter and 35.2% for the comparable period of 2009. GAAP gross margins for the three months ended January 31, 2010, were 36.7% compared to 34.8% in the prior quarter and 32.4% for the three months ended January 31, 2009.

     Non-GAAP net income per share, for the three months ended January 31, 2010, was $0.26 per diluted share, compared to $0.26 in the prior quarter and $0.17 per diluted share, for the comparable period in 2009.

     GAAP net income per share for the three months ended January 31, 2010, was $0.12 per diluted share, compared to a loss of ($0.03) in the prior quarter and a loss of ($2.16) per diluted share, for the comparable period of fiscal 2009. “I am pleased to report another strong quarter of financial results, with excellent growth in both our International and North American segments,” said Douglas G. Bergeron, Chief Executive Officer. “We are making good progress with our transformational initiatives as they continue to gain traction and drive more of our business,” continued Bergeron. “In addition, we enjoyed a fourth consecutive quarter of excellent cash flow, generating $54 million in cash flow from operations, bringing our cash balances to a record $375 million at the end of the quarter.”

First Quarter Highlights

Accelerating its strategic expansion into payment-enabled media, VeriFone announced that it had acquired the Clear Channel Taxi Media business from Clear Channel Outdoor. VeriFone intends to leverage this well-developed channel into VeriFone’s Media Solutions payment-enabled business, where in-taxi digital content is positioned to become one of the most innovative advertising venues as spending moves from traditional to online and digital place-based media.

VeriFone announced that it was the co-lead investor in Trunkbow International Holdings Ltd., a Jinan, People’s Republic of China-based mobile payments and value-added service applications company. VeriFone invested $5.0 million of the approximately $22.5 million raised, giving VeriFone a pro-forma fully diluted ownership stake of 8.6%. The transaction values the company at a post-money valuation of $65.0 million. Additionally, Trunkbow announced that VeriFone has been named the preferred supplier of payment systems technology to Trunkbow and has awarded VeriFone with an initial order to supply wireless payment solutions.

Guidance – Second Quarter 2010 and Full Year

     For the second quarter ending April 30, 2010, VeriFone now expects to report net revenues in the range of $225 million to $230 million. Non-GAAP net income per diluted share is now projected to be in the range of $0.25 to $0.26.

     For the full year of fiscal 2010, VeriFone expects net revenues to be in the range of $925 million to $940 million. Non-GAAP net income per share is expected to be in the range of $1.00 to $1.10, for the same time period.

-ends-

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

Investor Contact:

William Nettles – Vice President, Corporate Development & IR Tel: 408-232-7979 Email: ir@verifone.com

http://ir.verifone.com/phoenix.zhtml?c=187628&p=irol-irhome

Editorial Contact: Pete Bartolik VeriFone, Inc. Tel: 508-283-4112 Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

     This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance that is comparable to VeriFone’s. Management also uses these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.

     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Acquisition Related Expenses. VeriFone adjusts certain revenues and expenses that are the result of acquisitions. These adjustments include the amortization of purchased intangible assets and step-down in deferred revenue on acquisition but do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition. These contracts are ones whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for the settlements of contingencies established at time of acquisition and other acquisition related charges (such as integration charges and certain interest charges). Acquisition related charges also result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses. In determining whether any acquisition related revenue or expense adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustment would or would not aid the understanding of the performance of its operations.

     Note B: Other Charges. VeriFone excludes certain expenses that are the result of either unique or unplanned events which are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods. Impairment charges represent non-cash charges, such as impairment of goodwill and intangible assets, which are not reflective of the operational performance of our business. Post-restatement incremental professional services fees include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP. In the case of legal fees for significant litigation and gain or loss on legal settlements, these fees and gains or losses are typically recorded in or around the period in which the matter is concluded or resolved even if the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that including these expenses would not necessarily reflect the underlying performance of our business for the periods in which they are incurred. Restructuring charges and gain on extinguishment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business, are excluded from cost of net revenues and operating expenses. In addition, we exclude non-cash interest expense recorded relating to the adoption of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement). Although these events are reflected in our GAAP financials, excluding the effect of these transactions promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations. Foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures are excluded from other income (expense). We believe that it is appropriate to be consistent in the treatment of the underlying transaction and related currency gains or losses. VeriFone also believes providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures, provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

     Note C: Restatement Expense. Our Non-GAAP financial measures eliminate the impact of restatement expenses. On December 3, 2007, we announced that our management had identified errors in accounting related to the valuation of in-transit inventory and allocation of manufacturing and distribution overhead to inventory for our fiscal year ended October 31, 2007. Restatement expenses include the cost of the Audit Committee’s independent investigation and professional services expenses incurred to prepare, review and audit restated financial statements for our fiscal year ended October 31, 2007. VeriFone believes excluding these expenses in our non-GAAP measures promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our ongoing operations.

     Note D: Stock-Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

     Note E: Non-GAAP Net Income per Share Items. VeriFone provides basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP net income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended January 31,

	2010	2009 *	Change (1)

Net revenues:
System Solutions	$188,014	$185,841	1.2%
Services	35,386	28,182	25.6%

Total net revenues	223,400	214,023	4.4%
Cost of net revenues:
System Solutions	115,192	122,943	-6.3%
Amortization of purchased intangible assets	4,893	5,168	-5.3%

Total cost of Systems Solutions net revenues	120,085	128,111	-6.3%
Services	21,409	16,610	28.9%

Total cost of net revenues	141,494	144,721	-2.2%

Gross profit	81,906	69,302	18.2%

Operating expenses:
Research and development	17,100	17,872	-4.3%
Sales and marketing	20,475	19,407	5.5%
General and administrative	20,481	30,728	-33.3%
Amortization of purchased intangible assets	4,492	5,871	-23.5%
Impairment of goodwill	-	178,257	nm

Total operating expenses	62,548	252,135	-75.2%

Operating income (loss)	19,358	(182,833)	nm

Interest expense	(7,254)	(8,997)	-19.4%
Interest income	296	647	-54.3%
Other income (expense), net	(1,760)	4,214	nm

Income (loss) before income taxes	10,640	(186,969)	nm
Provision (benefit) for income taxes	19	(4,411)	nm

Net income (loss)	$10,621	$(182,558)	nm

Net income (loss) per share:
Basic	$0.13	$(2.16)
Diluted	$0.12	$(2.16)

Weighted average shares used in computing net income
(loss) per share:
Basic	84,690	84,487
Diluted	86,610	84,487

(1) "nm" means not meaningful

* Amounts were adjusted to reflect the retroactive application of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement) .

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
GEOGRAPHIC REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)
	(UNAUDITED)

	Three Months Ended January 31,

	2010	2009	Change

United States and Canada	$89,613	$83,760		7%
Europe	69,374	66,141		5%
Latin America	40,623	43,608		-7%
Asia	23,790	20,514		16%

	$223,400	$214,023		4%

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)
	January 31,	October 31,
	2010	2009 *

Assets
Current assets:
Cash and cash equivalents	$374,617	$324,996
Accounts receivable, net	152,471	157,357
Inventories	94,496	95,921
Other current assets	55,879	43,919

Total current assets	677,463	622,193

Property, plant and equipment, net	47,656	46,978
Purchased intangible assets, net	55,745	52,974
Goodwill	154,260	150,845
Other assets	44,223	44,300

Total assets	$979,347	$917,290

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$88,194	$87,094
Income taxes payable	2,228	2,650
Deferred revenue, net	47,783	45,668
Other current liabilities	135,381	104,542
Short-term debt	5,699	5,699

Total current liabilities	279,285	245,653

Deferred revenue, net	18,583	18,294
Long-term debt	460,714	463,165
Other long-term liabilities	128,067	115,759

Noncontrolling interest	2,943	2,401
Total stockholders' equity	89,755	72,018

Total liabilities and equity	$979,347	$917,290

* Amounts were adjusted to reflect the retroactive application of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement).

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Three Months Ended January 31,

	2010	2009 *

Cash flows from operating activities
Net income (loss)	$10,621	$(182,558)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of goodwill	-	178,257
Amortization and depreciation	14,890	15,668
Stock-based compensation	4,685	8,557
Non-cash interest expense	3,571	3,740
Deferred income taxes	494	(5,766)
Other	63	863

Net cash provided by operating activities before changes in working
capital	34,324	18,761
Changes in operating assets and liabilities:
Accounts receivable, net	16,356	11,795
Inventories	1,425	28,695
Other assets	(11,413)	(4,839)
Accounts payable	747	(31,655)
Income taxes payable	(422)	2,473
Deferred revenues, net	1,579	(1,899)
Other liabilities	11,513	(16,232)

Net cash provided by operating activities	54,109	7,099

Cash flows from investing activities
Purchases of property, plant and equipment	(1,912)	(4,674)
Software development costs capitalized	(707)	(283)
Acquisition of businesses, net of cash acquired	-	(536)
Proceeds from sale of property, plant and equipment	1,355	-

Net cash used in investing activities	(1,264)	(5,493)

Cash flows from financing activities
Repayments of debt	(6,103)	(1,417)
Proceeds from exercise of stock options	2,721	19
Other	1,207	(20)

Net cash used in financing activities	(2,175)	(1,418)

Effect of foreign currency exchange rate changes on cash and cash
equivalents	(1,049)	(2,273)

Net increase (decrease) in cash and cash equivalents	49,621	(2,085)
Cash and cash equivalents, beginning of period	324,996	157,160

Cash and cash equivalents, end of period	$374,617	$155,075

* Amounts were adjusted to reflect retroactive application of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement).

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)
	Three Months Ended January 31,

		2010	2009

GAAP Net revenues - System Solutions		$188,014	$185,841

Non-GAAP Net revenues - System Solutions		$188,014	$185,841

GAAP Net revenues - Services		$35,386	$28,182
Amortization of step-down in deferred revenue on acquisition	A	-	140

Non-GAAP Net revenues - Services		$35,386	$28,322

GAAP Net revenues		$223,400	$214,023
Amortization of step-down in deferred revenue on acquisition	A	-	140

Non-GAAP Net revenues		$223,400	$214,163

GAAP Cost of net revenues - System Solutions		$120,085	$128,111
Stock-based compensation	D	(340)	(466)
Restructuring costs	B	(134)	(118)
Amortization of purchased intangible assets	A	(4,893)	(5,168)

Non-GAAP Cost of net revenues - System Solutions		$114,718	$122,359

GAAP Cost of net revenues - Services		$21,409	$16,610
Stock-based compensation	D	(54)	(37)
Amortization of purchased intangible assets	A	(209)	-
Restructuring costs	B	(95)	(77)

Non-GAAP Cost of net revenues - Services		$21,051	$16,496

GAAP Gross profit - System Solutions		$67,929	$57,730
Stock-based compensation	D	340	466
Restructuring costs	B	134	118
Amortization of purchased intangible assets	A	4,893	5,168

Non-GAAP Gross profit - System Solutions		$73,296	$63,482

GAAP System Solutions gross margins		36.1%	31.1%
Stock-based compensation as a % of System Solutions net
revenues	D	0.2%	0.3%
Restructuring costs as a % of System Solutions net revenues	B	0.1%	0.1%
Amortization of purchased intangible assets as a % of System
Solutions net revenues	A	2.6%	2.8%
Non-GAAP System Solutions gross margins		39.0%	34.2%

GAAP Gross profit - Services		$13,977	$11,572
Amortization of step-down in deferred revenue on acquisition	A	-	140
Stock-based compensation	D	54	37
Restructuring costs	B	95	77
Amortization of purchased intangible assets	A	209	-

Non-GAAP Gross profit - Services		$14,335	$11,826

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)
	Three Months Ended January 31,

		2010	2009

GAAP Services gross margins		39.5%	41.1%
Amortization of step-down in deferred revenue on acquisition as a
% of Services net revenues	A	0.0%	0.5%
Stock-based compensation as a % of Services net revenues	D	0.2%	0.1%
Restructuring costs as a % of Services net revenues	B	0.3%	0.3%
Amortization of purchased intangible assets as a % of Services net
revenues	A	0.6%	0.0%
Non-GAAP Services gross margins		40.5%	41.8%

GAAP Gross profit		$81,906	$69,302
Amortization of step-down in deferred revenue on acquisition	A	-	140
Stock-based compensation	D	394	503
Restructuring costs	B	229	195
Amortization of purchased intangible assets	A	5,102	5,168

Non-GAAP Gross profit		$87,631	$75,308

GAAP Gross margins		36.7%	32.4%
Amortization of step-down in deferred revenue on acquisition as a
% of net revenues	A	0.0%	0.1%
Stock-based compensation as a % of net revenues	D	0.2%	0.2%
Restructuring costs as a % of net revenues	B	0.1%	0.1%
Amortization of purchased intangible assets as a % of net
revenues	A	2.3%	2.4%
Non-GAAP Gross margins		39.2%	35.2%

GAAP Research and development		$17,100	$17,872
Stock-based compensation	D	(937)	(1,365)
Restructuring costs	B	-	(591)

Non-GAAP Research and development		$16,163	$15,916

GAAP Sales and marketing		$20,475	$19,407
Stock-based compensation	D	(1,825)	(1,858)
Restructuring costs	B	-	(874)

Non-GAAP Sales and marketing		$18,650	$16,675

GAAP General and administrative, impairment of goodwill, and
amortization of purchased intangible assets		$24,973	$214,856
Stock-based compensation	D	(1,527)	(4,829)
Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	(1,094)	(6,842)
Restructuring costs	B	(762)	(960)
Impairment of goodwill	B	-	(178,257)
Amortization of purchased intangible assets	A	(4,492)	(5,871)

Non-GAAP General and administrative		$17,098	$18,097

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)
		Three Months Ended January 31,

		2010	2009

GAAP Operating expenses		$62,548	$252,135
Stock-based compensation	D	(4,289)	(8,052)
Other – restatement charges, SOX remediation, legal settlement and
settlement of contingencies	A B C	(1,094)	(6,842)
Restructuring costs	B	(762)	(2,425)
Impairment of goodwill	B	-	(178,257)
Amortization of purchased intangible assets	A	(4,492)	(5,871)

Non-GAAP Operating expenses		$51,911	$50,688

GAAP Operating income (loss)		$19,358	$(182,833)
Amortization of step-down in deferred revenue on acquisition	A	-	140
Stock-based compensation	D	4,683	8,555
Other – restatement charges, SOX remediation, legal settlement and
settlement of contingencies	A B C	1,094	6,842
Restructuring costs	B	991	2,620
Impairment of goodwill	B	-	178,257
Amortization of purchased intangible assets	A	9,594	11,039

Non-GAAP Operating income		$35,720	$24,620

GAAP Operating margin		8.7%	-85.4%
Amortization of step-down in deferred revenue on acquisition as a %
of net revenues	A	0.0%	0.1%
Stock-based compensation as a % of net revenues	D	2.1%	4.0%
Other – restatement charges, SOX remediation, legal settlement and
settlement of contingencies as a % of net revenues	A B C	0.5%	3.2%
Restructuring costs as a % of net revenues	B	0.4%	1.2%
Impairment of goodwill as a % of net revenues	B	0.0%	83.3%
Amortization of purchased intangible assets as a % of net revenues
	A	4.3%	5.2%
Non-GAAP Operating margin		16.0%	11.5%

GAAP Interest expense		$(7,254)	$(8,997)
Acquisition related interest charges	A	414	726
Non-cash interest expense	B	3,571	3,636

Non-GAAP Interest expense		$(3,269)	$(4,635)

GAAP Interest income		$296	$647

Non-GAAP Interest income		$296	$647

GAAP Other income (expense), net		$(1,760)	$4,214
Other charges	B	343	(4,610)
Gain on debt extinguishment	B	(61)	-

Non-GAAP Other expense, net		$(1,478)	$(396)

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)
		Three Months Ended January 31,

		2010	2009

Non-GAAP Income before income taxes		$31,269	$20,236

GAAP Provision for income taxes		$19	$(4,411)
Income tax effect of non-GAAP exclusions and changes in valuation
allowance	B	8,736	10,077

Non-GAAP Provision (benefit) for income taxes		$8,755	$5,666
Non-GAAP Income tax rate		28%	28%

GAAP Net income (loss)		$10,621	$(182,558)
Amortization of step-down in deferred revenue on acquisition	A	-	140
Stock-based compensation	D	4,683	8,555
Other – restatement charges, SOX remediation, legal settlement and
settlement of contingencies	A B C	1,851	2,958
Restructuring costs	B	991	2,620
Impairment of goodwill	B	-	178,257
Amortization of purchased intangible assets	A	9,594	11,039
Non-cash interest expense	B	3,571	3,636
Gain on debt extinguishment	B	(61)	-
Income tax effect of non-GAAP exclusions and changes in valuation
allowance	B	(8,736)	(10,077)

Total Non-GAAP Net income		$22,514	$14,570

Non-GAAP Net income per share:
Basic	E	$0.27	$0.17
Diluted	E	$0.26	$0.17

Weighted average shares used in computing Non-GAAP net income per share:
Basic	E	84,690	84,487
Diluted	E	86,610	84,494

GAAP Net income (loss) as a % of net revenues		4.8%	-85.3%
Amortization of step-down in deferred revenue on acquisition as a %
of net revenues	A	0.0%	0.1%
Stock-based compensation as a % of net revenues	D	2.1%	4.0%
Other – restatement charges, SOX remediation, legal settlement and
settlement of contingencies as a % of net revenues	A B C	0.8%	1.4%
Restructuring costs as a % of net revenues	B	0.4%	1.2%
Impairment of goodwill as a % of net revenues	B	0.0%	83.3%
Amortization of purchased intangible assets as a % of net revenues
	A	4.3%	5.2%
Non-cash interest expense as a % of net revenues	B	1.6%	1.7%
Gain on debt extinguishment as a % of net revenues	B	0.0%	0.0%
Income tax effect of non-GAAP exclusions and changes in valuation
allowance as a % of net revenues	B	-3.9%	-4.7%
Total Non-GAAP Net income as a % of non-GAAP net revenues		10.1%	6.8%